As filed with the Securities and Exchange Commission on February 22, 2010

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

THE PEP BOYS – MANNY, MOE & JACK

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-0962915
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

(Address of principal executive offices) (zip code)

The Pep Boys Savings Plan

The Pep Boys Savings Plan – Puerto Rico

(Full title of the plan)

Brian D. Zuckerman

The Pep Boys – Manny, Moe & Jack

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

 (Name and address of agent for service)

(215) 430-9000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $1.00 par value per share	3,300,000	$9.04	(2)	$29,832,000	(2)	$2,128

(1)                                  This Registration Statement covers an additional 3,000,000 shares of the Common Stock, par value $1.00 per share, of The Pep Boys — Manny, Moe & Jack to be offered and sold pursuant to the terms of The Pep Boys Savings Plan, as amended, and an additional 300,000 shares to be offered and sold pursuant to the terms of The Pep Boys Savings Plan — Puerto Rico, as amended (the “Plans”).  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminate number of plan interests to be offered and sold pursuant to the Plans and additional shares as may hereafter be offered or issued pursuant to the Plans to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)                                  Estimated solely for purposes of determining the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices reported on the New York Stock Exchange on February 17, 2010.

Registration of Additional Securities
Incorporation of Earlier Registration Statements By Reference

The Pep Boys — Manny, Moe & Jack (the “Company”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 3,300,000 shares of the Company’s Common Stock, par value $1.00 per share, to be offered and sold under The Pep Boys Savings Plan, as amended, and The Pep Boys Savings Plan — Puerto Rico, as amended.  In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statements on Form S-8 previously filed by with the Securities and Exchange Commission (the “Commission”) on November 17, 1997 (No. 333-40363), May 1, 1998 (No. 333-51585), October 1, 2002 (No. 333-100224), July 9, 2004 (No. 333-117258) and February 16, 2007 (No. 333-140746) are incorporated in this Registration Statement by reference and made a part hereof, except to the extent otherwise updated or modified by this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference

The following documents filed by the Company with Commission are incorporated by reference:

(a)                                  The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009;

(b)                                 The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended May 2, 2009, August 1, 2009 and October 31, 2009;

(c)                                  The Company’s Current Reports on Form 8-K filed with the Commission on January 26, 2010 and February 17, 2010; and

(d)                                 The description of the Company’s Common Stock, par value $1.00 per share, contained in the Company’s registration statement on Form 8-A (File No. 001-03381), filed with the Commission on June 10, 1983 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which designates all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Unless expressly incorporated into this Registration Statement, a current report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Experts

The financial statements, and the related financial statement schedule, incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended January 31, 2009, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of Financial Accounting Standards Board Interpretation (“FIN”) 48, Accounting for Uncertainty in Income Taxes, and Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 8.  Exhibits

Exhibit Number	Exhibit

23.1	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 22nd day of February, 2010.

THE PEP BOYS — MANNY, MOE & JACK

By:	/s/ Raymond L. Arthur
Raymond L. Arthur
EVP- Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation, do hereby constitute and appoint Raymond L. Arthur and Michael R. Odell, or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulation or requirements of the Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities on February 22, 2010.

Signatures	Title

/s/ Michael R. Odell	Chief Executive Officer and Director
Michael R. Odell	(Principal Executive Officer)

/s/ Raymond L. Arthur	EVP- Chief Financial Officer (Principal Financial
Raymond L. Arthur	Officer & Principal Accounting Officer)

/s/ M. Shân Atkins	Director
M. Shân Atkins

/s/ Robert H. Hotz	Director
Robert H. Hotz

/s/ Max L. Lukens	Director, Chairman of the Board
Max L. Lukens

/s/ James A. Mitarotonda	Director
James A. Mitarotonda

/s/ Irvin D. Reid	Director
Irvin D. Reid

/s/ Jane Scaccetti	Director
Jane Scaccetti

/s/ John T. Sweetwood	Director
John T. Sweetwood

/s/ Nick White	Director
Nick White

/s/ James A. Williams	Director
James A. Williams

EXHIBIT INDEX

Exhibit Number	Exhibit

23.1	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature page to this Registration Statement)